Exhibit 5.2

July 28, 2025

Re: U Power Limited

Ladies and Gentlemen:

We have acted as U.S. securities counsel to U Power Limited, a company established under the laws of the Cayman Islands (the “Company”), in connection with the offering and sale (the “Offering”) by the Company of (i) 445,000 Class A ordinary shares of the Company (the “Class A Ordinary Shares”), par value $0.00001 per share (the “RD Shares”), and Pre-funded Warrants (the “Pre-funded Warrants”) to purchase up to 106,628 Class A Ordinary Shares (the “Pre-funded Warrant Shares”), in a registered direct offering and (ii) warrants (the “Common Warrants”) to purchase up to 551,628 Class A Ordinary Shares (the “Common Warrant Shares”) in a concurrent private placement, pursuant to that certain Securities Purchase Agreement, dated as of July 24, 2025 (the “Securities Purchase Agreement”), by and between the Company and that certain investor identified on the signature page thereto, and the placement agency Agreement, dated July 24, 2025 (the “Placement Agency Agreement”), by and between the Company and Maxim Group LLC relating to the Offering.

The Company registered the sale of the RD Shares, the Pre-Funded Warrant Shares, to be issued and sold pursuant to the Placement Agency Agreement, Purchase Agreement and the Pre-Funded Warrants by means of a prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 25, 2025 (the “Prospectus Supplement”), related to the registration statement on Form F-3 (File No. 333-282901), including the base prospectus (the “Base Prospectus”), dated October 30, 2024 (the “Registration Statement”), which was initially filed with the SEC on October 30, 2024 and declared effective on November 8, 2024. The Common Warrant Shares issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Prospectus Supplement and the accompanying Base Prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. All capitalized terms used herein and not expressly defined herein have the meanings specified in the Placement Agency Agreement and the Securities Purchase Agreement. This opinion is being furnished to you in connection with the Registration Statement, the Base Prospectus and the Prospectus Supplement.

In rendering the opinions expressed below, we have examined physical or electronic copies of:

1.	The Registration Statement;
2.	The Base Prospectus;
3.	The Prospectus Supplement;
4.	Resolutions of the Board of Directors of the Company, dated July 24, 2025, approving the registered direct offering and the concurrent private placement (the “Transaction”) and the execution of the documents relating to the Transaction;
5.	The Securities Purchase Agreement;
6.	The Placement Agency Agreement;
7.	The Pre-Funded Warrants;
8.	The Common Warrants;
9.	The documents which have previously been filed by the Company with the SEC via the SEC’s EDGAR system and which are incorporated by reference in the Registration Statement; and
10.	Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

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For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, (iii) the legal capacity of all natural persons, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies, and (vi) the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

You are advised that we are members of the Bar of the State of New York. We express no opinion concerning any matters respecting or affected by any laws other than laws that a lawyer in New York exercising customary professional diligence would reasonably recognize as being directly applicable to the transactions contemplated by the Placement Agency Agreement, the Securities Purchase Agreement, the Pre-Funded Warrants, the Common Warrants (collectively, the “Transaction Documents”). Because the agreements governing the Pre-Funded Warrants and the Common Warrants contain a provision stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We advise you that we are licensed to practice law only in the State of New York. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. With respect to the RD Shares, the Pre-funded Warrant Shares and the Common Warrant Shares being duly and validly issued, fully paid and non-assessable, we have relied on the opinion of Maples and Calder (Hong Kong) LLP filed as Exhibit 5.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed on July 28, 2025.

Based upon and subject to the foregoing, we are of the opinion that each of the Pre-Funded Warrants and the Common Warrants, if and when issued, delivered and paid for as contemplated by the terms of the Transaction Documents, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement; and (e) we have assumed the Exercise Prices(as defined in the Pre-Funded Warrants and the Common Warrants, respectively) will not be adjusted to an amount below the par value per share of the Class A Ordinary Shares.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. Our opinion represents only our interpretation of the law and has no binding, legal effect on any court. It is possible that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Offering and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement and to the use of our name in the Registration Statement, the Base Prospectus and the Prospectus Supplement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ HUNTER TAUBMAN FISCHER & LI LLC

HUNTER TAUBMAN FISCHER & LI LLC

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